UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2008

PURE BIOFUELS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-50903	47-0930829
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Brazos Street, Suite 1050 Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

1-310-402-5916
(Registrant's telephone number, including area code)

9440 Little Santa Monica Blvd., Suite 401
Beverly Hills, CA 90210
___________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 8, 2008, we entered into a WARRANT EXCHANGE AGREEMENT, (the “Agreement”), by and between PURE BIOFUELS CORP., a Nevada corporation (the “Company”), and YA Global Investments, L.P. (formerly known as Cornell Capital Partners, L.P.) (“PURCHASER”). Pursuant to the Agreement, PURCHASER as holder of (i) Warrant No.: PBOF-1-1 (the “July Warrant”) to purchase 704,082 shares of Common Stock at an exercise price of $0.98 and (ii) Warrant No.: PBOF-1-2 to purchase 704,082 shares of Common Stock at an exercise price of $0.98 (the “April Warrant” and together with the July Warrant, the “Warrants”) exchanged all of the Warrants for 938,776 shares of Common Stock of PURE BIOFUELS CORP. (the “Exchange Shares”). Upon issuance of the Exchange Shares to PURCHASER, the Warrants were rendered null and void and of no further force or effect.

The Agreement is filed as an exhibit to this Form 8-K and should be referred to in its entirety for complete information concerning the Agreement.

Item 3.02. Unregistered Sales of Equity Securities.

See disclosure under Item 1.01 of this Report, which is incorporated by reference in this Item 3.02.

We relied upon Section 3(a)(9) and/or Section 4(2) of the Securities Act of 1933, as amended, for the above issuance.

We believed that Section 3(a)(9) of the Securities Act was available because we issued the Exchange Shares solely in exchange for the Warrants and no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

We believed that Section 4(2) of the Securities Act was available because:

•	The issuance did not involve underwriters, underwriting discounts or commissions.
•	Restrictive legends were placed on all certificates issued as described above.
•	The issuance did not involve general solicitation or advertising.
•	The issuance was made solely to Accredited Investors (as defined in Section 501(a) of the Securities Act).

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1 Warrant Exchange Agreement, dated as of September 8, 2008, by and between Pure Biofuels Corp. and YA Global Investments, L.P..

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURE BIOFUELS CORP.

Date: September 9, 2008	By: /s/ Luis Goyzueta Luis Goyzueta Chief Executive Officer and Director